EXHIBIT 10.9

PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award Agreement (this “Agreement”), effective as of the date indicated below, evidences the grant of Performance Shares (“Performance Shares”) by CytoDyn Inc.

Corporation:	CytoDyn Inc.

Vancouver, Washington

Grantee:

Grant Date:	January 28, 2020

Number of Performance Shares:

Vesting:	[***]

Performance Goals:	[***]

The terms and conditions of this Award of Performance Shares are set forth on the following pages of this Agreement.

This Agreement may be acknowledged and accepted by Participant by signing, scanning, and returning a copy of this page by email.

CYTODYN INC.

By
Grantee	Name
Its

AWARD AGREEMENT

PERFORMANCE SHARE AWARD

TERMS AND CONDITIONS

1.	Grant of Performance Shares

Subject to the terms and conditions of this Agreement, Corporation grants to Participant an Award (the “Award”) in the Target Number of Performance Shares shown above. As a grantee of Performance Shares, Participant will have only the rights of a general unsecured creditor of Corporation until delivery of Shares is made under this Agreement.

2.	Terms of Performance Shares

The Performance Shares are subject to the following terms and conditions:

2.1    Vesting. The Performance Shares earned pursuant to the Award will Vest on the Vesting Date. The Vesting Date will be no later than 30 days following the date on which the Committee certifies that the Performance Goal has been satisfied.

2.2    Settlement. Unless previously forfeited pursuant to Section 3.4 or as otherwise provided by this Agreement, the Award will be settled on a settlement date (the “Settlement Date”) selected by the Committee as soon as practicable after the Vesting Date, and in no case later than the 15th day of the third month following the later of the end of the calendar year or the end of Corporation’s taxable year in which the Vesting Date occurs, by the delivery to the Participant of an unrestricted certificate for the number of Shares that Vested on the Vesting Date.

2.3    Other Documents. Participant will be required to furnish to Corporation before settlement such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations.

2.4    Performance Shares Not Transferable. Neither the Performance Shares, nor this Agreement, nor any interest or right in the Performance Shares or this Agreement, may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Performance Shares have been settled as provided in this Agreement. Neither the Performance Shares nor any interest or right in the Performance Shares will be liable for the debts, obligations, contracts or engagements of Participant or his or her successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition will be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Shares issued upon settlement of Performance Shares may be subject to additional transfer restrictions as provided in this Agreement.

2.5    Rights as Stockholder. Prior to the issuance of a certificate for Shares in settlement of the Performance Shares, Participant will have no rights as a stockholder of Corporation with respect to this Agreement or the Performance Shares.

3. Tax Withholding and Reimbursement

Participant is responsible for payment of all federal, state and local withholding taxes and Participant’s portion of any applicable payroll taxes imposed in connection with the settlement of the Performance Shares and the issuance of Shares (collectively, the “Applicable Taxes”).

4.	Conditions Precedent

Corporation will not be required to issue any Shares upon Vesting of the Performance Shares, or any portion thereof, until Corporation has taken any action required to comply with all applicable laws. Such action may include, without limitation, (a) registering or qualifying such Shares under any state or federal law or under the rules of any securities exchange or association, (b) satisfying any law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from any such law, (c) placing a restrictive legend or stop-transfer instructions on the Shares issued upon settlement of the Award, or (d) obtaining the consent or approval of any governmental or regulatory body.

5.	Notices

Any notices under this Agreement must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Corporation’s records or to such other address as a party may certify by notice to the other party.

6.	Arbitration

Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration administered by and in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc. The place of arbitration will be Clark County, Washington. The award rendered by the arbitrator will be final and binding, and judgment may be entered on the award in any court having jurisdiction.

7.	Attorney Fees

In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorney fees in connection with such suit, action, or arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).

8.	Clawback/Recovery

Compensation paid to the Participant under this Award may be subject to recoupment in accordance with any clawback policy, if in effect, of Corporation in effect from time to time, including any such policy adopted after the date of this Agreement, as well as any similar requirement of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, and rules adopted by a governmental agency or applicable securities exchange under any such law. Participant agrees to promptly repay or return any such compensation as directed by Corporation under any such clawback policy or requirement, including the value received from a disposition of Shares acquired pursuant to this Award.

9.	Code Section 409A

This Agreement and the Award are intended to be exempt from the requirements of Code Section 409A by reason of all payments being “short-term deferrals” within the meaning of Treas. Reg. § 1.409A-1(b)(4). All provisions of this Agreement shall be interpreted in a manner consistent with preserving this exemption. In no event will Corporation be liable for any tax, interest, or penalties that may be imposed on Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.